Capital World Bond Fund 333 South Hope Street, 55th Floor Los Angeles, California 90071 (949) 975-5000

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

KRISTINE M. NISHIYAMA, Principal Executive Officer, and BRIAN C. JANSSEN, Treasurer and Principal Financial Officer of Capital World Bond Fund (the "Registrant"), each certify to the best of her or his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended June 30, 2022 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

CAPITAL WORLD BOND FUND	CAPITAL WORLD BOND FUND

___/s/ Kristine M. Nishiyama____________	_/s/ Brian C. Janssen____________
Kristine M. Nishiyama, Principal Executive Officer	Brian C. Janssen, Treasurer

Date: August 31, 2022	Date: August 31, 2022

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CAPITAL WORLD BOND FUND and will be retained by CAPITAL WORLD BOND FUND and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.